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                                                                    Exhibit 10.3

                            INDEMNIFICATION AGREEMENT

This Agreement made as of this 2nd day of November, 2000 between Corrpro Companies, Inc., an Ohio corporation (the "Company"), and a director, officer or Representative (as hereinafter defined) of the Company ("Indemnitee");

WHEREAS, the Company and Indemnitee are each aware of the exposure to litigation of officers, directors and representatives of the Company as such persons exercise their duties to the Company;

WHEREAS, the Company and Indemnitee are also aware of conditions in the insurance industry that have affected and may continue to affect the Company's ability to obtain appropriate director's and officers' liability insurance on an economically acceptable basis;

WHEREAS, the Company desire to continue to benefit from the services of highly qualified, experience and otherwise competent persons such as the Indemnitee;

WHEREAS, the Company desires to provide and Indemnitee desires to obtain the broadest indemnification protection available under Ohio law to its directors, officers or other representative;

WHEREAS, Indemnitee desires to serve or to continue to serve the Company as a director, officer or as a direct, officer, employee, agent, trustee or other fiduciary of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, for so long as the Company continues to provide on an acceptable basis adequate and reliable indemnification against certain liabilities and expenses which may be incurred by Indemnitee.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1 - INDEMNIFICATION

(a) INDEMNIFICATION. The Company shall indemnify Indemnitee with respect to his activities as a director or officer of the Company and/or as a person who is serving or has served on behalf of the Company ("Representative") as a director, officer, employee, agent, trustee or other fiduciary of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, at the request of the Company (an "Affiliated Entity") against expenses (including, without limitation, attorneys' fees, investigation costs, expert witness fees, judgments, fines and amount paid in settlement) actually and reasonably incurred by him ("Expenses") in connection with any claim against Indemnitee, the Company or any other party which is the subject of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal (a "Proceeding"), to which Indemnitee was, is or is threatened to be made a party to or witness or other participant in by reason of Facts which include Indemnitee's being or having been


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         such a director, officer or Representative, to the extent of the highest and most advantageous to Indemnitee, as determined by Indemnitee, of one or any combination of the following:

         (i) The benefits provided by the Company's Code of Regulations in effect on the date hereof;

         (ii) The benefits provided by the Company's Articles of Incorporation or Code of Regulations or their equivalent in effect at the time Expenses are incurred by Indemnitee;

         (iii) The benefits allowable under Ohio law in effect on the date hereof;

         (iv) The benefits allowable under the law of the jurisdiction under which the Company exists at the time Expenses are incurred by Indemnitee;

         (v) The benefits available under liability insurance obtained by the Company; and

         (vi) Such other benefits as are or may be otherwise available to Indemnitee.

         Any combination of two or more of the benefits provided by (i) through
         (vi) above shall be available to the extent that the Applicable Document (as hereinafter defined) does not require that the benefits provided therein be exclusive of other benefits. The document or law providing for the benefits listed in items (i) through (vi) above is called the "Applicable Document" in this Agreement. The Company hereby undertakes to use its best efforts to assist Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under items (i) through (vi) above.

(b) PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses arising from or relating to a Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(c) MISCELLANEOUS TERMS. For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans for employees of the Company or of any affiliated entity without regard to ownership of such plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to "serving on behalf of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to masculine


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         shall include the feminine; and references to the singular shall include the plural and vice versa.

(d) STANDARD OF CONDUCT. In determining whether a director, officer or Representative exercised the requisite standard of conduct in order to qualify for indemnification under any of the foregoing provisions, that standard shall be deemed to have been met; (i) unless it is proven by clear and convincing evidence in a court of competent jurisdiction that his action or failure to action involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interest of the Company and all rights of appeal have been exhausted or lapsed; or (ii) unless in any Proceeding by or in the right of the Company to which a Indemnitee is a party by reason of being a director, officer or Representative of the Company, Indemnitee is adjudged in a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Company and the court in which such Proceeding is pending determines upon application that Indemnitee in view of all of the circumstances of the case is not fairly and reasonably entitled to be indemnified for some or all of the Expenses incurred in connection with the Proceeding, and all rights of appeal have been exhausted or lapsed.

SECTION 2 - INSURANCE. The Company shall maintain a directors' and officers' liability insurance policy or policies meeting at least the coverage standard established under the policy attached to this Agreement as Exhibit A for so long as Indemnitee's services are covered hereunder, provided and to the extent that such insurance is available on a basis acceptable to the Company. Indemnitee shall be included as a named insured under such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer or representative of the Company. In the event that such insurance is unavailable in the amount of the present policy limits or in the present scope of coverage at premium costs and on other terms acceptable to the Company, then the Company may forego maintenance of such insurance coverage; provided, however, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance is maintained by the Company. Any payments made to Indemnitee under an insurance policy maintained by the Company shall reduce the obligation of the Company to make payments under this Agreement by the amount of the payments made under any such insurance policy. The right of Indemnitee hereunder shall be in addition to any other rights Indemnitee may now or hereafter have under policies of insurance maintained by the Company or otherwise.

SECTION 3 - PAYMENT OF EXPENSES. At Indemnitee's request, after receipt of written notice pursuant to Section 5 hereof and a written undertaking to repay such amounts so paid on Indemnitee's behalf if it shall ultimately be determined under the Applicable Document that Indemnitee is not entitled to be indemnified by the Company for such Expenses, the Company shall pay the Expenses as and when incurred by Indemnitee. The portion of Expenses which represents attorneys' fees and other costs incurred in defending any Proceeding shall be paid by the Company within thirty (30) days of its receipt of such request, together with reasonable documentation evidencing the amount and nature of such Expenses, subject to its also having received such a notice and undertaking.


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SECTION 4 - ADDITIONAL RIGHTS. The indemnification provided in this Agreement shall not be exclusive of any other indemnification or right to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as a director, officer or Representative of the Company with respect to Proceedings relating to or arising our of Indemnitee's acts or omissions during his service in such position.

SECTION 5 - NOTICE TO COMPANY. Indemnitee shall provide to the Company prompt written notice of any Proceeding brought, threatened, asserted or commenced against Indemnitee, the Company or any other party with respect to which Indemnitee may assert a right to indemnification hereunder; provided that failure to provide such notice shall not in any way limit Indemnitee's rights under this Agreement.

SECTION 6 - COOPERATION IN DEFENSE AND SETTLEMENT. Indemnitee shall not make any admission or effect any settlement without the Company's written consent unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement. The Company shall not settle any Proceeding to which Indemnitee is a party in any manner which would impose any expense on Indemnitee without his written consent. Neither Indemnitee nor the Company will unreasonably withhold consent to any proposed settlement. Indemnitee and the Company shall cooperate to the extent reasonably possible with each other and with the Company's insurers, in attempts to defend and/or settle any Proceeding.

SECTION 7 - ASSUMPTION OF DEFENSE. Except as otherwise provided below, to the extent that it may desire, the Company jointly with any other indemnifying party similarly notified will be entitled to assume Indemnitee's defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Company. After notice from the Company to Indemnitee of the Company" election to assume such defense, the Company will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at Indemnitee's expense unless:

(a) The employment of counsel by Indemnitee has been authorized by the Company;

(b) Counsel employed by the Company initially unacceptable or later become unacceptable to Indemnitee and such unacceptability is reasonable under the then existing circumstances;

(c) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Company in the conduct of the defense of such Proceeding; or

(d) The Company shall not have employed counsel promptly to assume the defense of such Proceeding;


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in each of which cases the fees and expenses of counsel shall be at the expense of the Company and subject to payment pursuant to this Agreement provided that Indemnitee is otherwise entitled to such indemnification under this Agreement. The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made either of the conclusions provided for in clauses (b) or (c) above.

SECTION 8 - REVIEWING PARTY DETERMINATIONS AND ENFORCEMENT.
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(a)      GENERAL RULES. The Company shall not seek to deny indemnification under this Agreement unless the Reviewing Party (as defined in Section 8(b) below) shall have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 8(d) below is involved) that Indemnitee would not be permitted to be indemnified under this Agreement, provided, however, that if legal proceedings have commenced in a court of competent jurisdiction to secure a determination of whether Indemnitee should be indemnified under this Agreement, any determination made by the Reviewing Party that Indemnitee would not be permitted to be identified under this Agreement shall not be binding.

(b) SELECTION OF REVIEWING PARTY. If there has not been a Change in Control (as defined in Section 8(e) below), the Reviewing Party shall be selected by the Board of Directors. If there has been such a Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 8(d) below. The Reviewing Party shall be a person or body consisting of a member or members of the Company's Board of Directors or any other person or body, including the special independent counsel referred to in Section 8(d) below, who is not a party to the particular Proceeding for which Indemnitee is securing indemnification.

(c) JUDICIAL REVIEW. Any determination by the Reviewing Party in favor of the Indemnitee shall be conclusive and binding on the Company and Indemnitee. If the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under this Agreement, the Company shall have the right to commence litigation in any court in the State of Ohio having subject matter jurisdiction thereof and in which venue is proper seeking a determination by the court that Indemnitee is not entitled to be indemnified under this Agreement, and Indemnitee hereby consents to service of process and to appear in any such proceeding. The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with such legal action; provided, however, that Indemnitee shall not be obligated to reimburse the Company unless the standard set forth in Ohio Revised Code Section 1701.13(E)(5)(a)(i) as presently in effect is met. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that


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         Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law and the Company does not commence litigation to seek a determination that Indemnitee is not entitled to be indemnified under this Agreement, Indemnitee shall have the right to commence litigation in any court in the State of Ohio having subject matter jurisdiction under this Agreement, and the Company hereby consents to service of process and to appear in any such proceeding.

(d) INDEPENDENT COUNSEL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances for Expenses under this Agreement or under any Applicable Document now or hereafter in effect relating to any Proceeding to which Indemnitee is a party, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for Indemnitee or the Company within the last ten (10) years (other than in connection with such matters). The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant thereto.

(e) CHANGE IN CONTROL DEFINED. For purposes of this Agreement, a "Change in Control" of the Company shall have occurred if at any time during the term any of the following events shall occur:

         (i) The Company is merged or consolidated with another corporation and immediately thereafter less than eighty percent (80%) of the outstanding voting securities of the surviving or resulting corporation are voting securities of the Company outstanding immediately prior to such merger or consolidation, or are voting securities issued in exchange for such voting securities of the Company as a result of the merger or consolidation;

         (ii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor scheduled, form or report) each as promulgated pursuant to the Securities and Exchange Act of 1934, as amended ("Exchange Act") disclosing the acquisition of twenty percent (20%) or more of the voting stock of the Company in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act);


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         (iii)    The Company files a report or proxy statement with the
                  Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or
                  Item 6(a) of Schedule 14A thereunder (or any similar items of successor schedules, form or reports) that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (iv) During any period of twenty-four (24) consecutive months, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

For purposes of this Section 8, "voting securities" means securities entitled to vote in an election of directors of the Company, and a "percentage" of voting securities means the corresponding percentage of such voting power represented by the voting securities.

SECTION 9 - EXCLUSIONS. Notwithstanding the scope of indemnification which may be available to Indemnitee from time to time under any Applicable Document, no indemnification, reimbursement or payment shall be required of the Company hereunder with respect to: (a) any claim or part thereof as to which indemnification is prohibited under Ohio or federal law; or (b) any claim or any part thereof arising under Section 16(b) of the Exchange Act pursuant to which it shall be ultimately determined that Indemnitee is obligated to pay any disgorgement of profits or any penalty, fine, settlement or judgment. Nothing in this Section 9 shall eliminate or diminish Company's obligations to advance that portion of Indemnitee's Expenses which represent attorneys' fees and other costs incurred in defending any Proceeding pursuant to Section 3 of this Agreement.

SECTION 10 - EXTRAORDINARY TRANSACTIONS. The Company covenants and agrees that, in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the Company (each such event is hereinafter referred to as an "extraordinary transaction"), the Company shall: (a) have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or (b) otherwise adequately provide for the satisfaction of the Company's obligations under this Agreement, in a manner acceptable to Indemnitee.

SECTION 11 - NO PERSONAL LIABILITY. Indemnitee agrees that neither the Directors not any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.


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SECTION 12 - SEVERABILITY. If any provision, phrase or other portion of this
Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of this Agreement enforceable, and this Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

SECTION 13 - SUBROGATION. In the event of any payment under this Agreement, the Company shall be subrogated to the extent thereof to all rights to indemnification or reimbursement against any insurer or other entity or person vested in the Indemnitee, who shall execute all instruments and take all other actions as shall be reasonably necessary for the Company to enforce such rights.

SECTION 14 - GOVERNING LAW. The parties hereto agrees that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio.

SECTION 15 - NOTICE. All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by certified mail, return receipt requested, with postage prepaid:

         (a)      If to the Company, to:       Corrpro Companies, Inc.
                                               Attn:  Chief Executive Officer
                                               1090 Enterprise Drive
                                               Medina, OH 44256

         (b)      If to the Indemnitee, to:    _______________________
                                               _______________________
                                               _______________________
                                               _______________________

or such other or further address as shall be designated from time to time by the Indemnitee or the Company to the other.

SECTION 16 - TERMINATION. This Agreement may be terminated by either party upon not less than sixty (60) days prior written notice delivered to the other party, but this Agreement shall continue in effect notwithstanding such termination with respect to Indemnitee's activities prior to the effective date of termination.

SECTION 17 - BINDING EFFECT. This Agreement is and shall be binding upon and shall inure to the benefit of the parties thereto and their respective heirs, executors, administrators, successors and assigns. This Agreement and the rights and duties of Indemnitee and the Company hereunder may not be amended, modified or terminated except by written instrument signed and delivered by the parties hereto.


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IN WITNESS HEREOF, the undersigned have executed this Agreement in triplicate as of the date first above written.

Corrpro Companies, Inc.

By:      ____________________________
         Name:_______________________
         Title:________________________

Indemnitee

By:      _____________________________
         Name:________________________
         Title:__________________________



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Schedule to Exhibits 10.1, 10.2 and 10.3. The form of employment agreement, form of change in control agreement, and form of indemnification agreement attached to this Form 10-Q have been executed by the Company and Michael K. Baach and George A. Gehring, Jr. Mr. Baach and Mr. Gehring are executive officers named in the Company's proxy statement dated July 20, 2000. The provisions of the agreements executed are substantially identical in all material respects. The base compensation amount provided for in Exhibit 10.1 is one hundred eighty thousand dollars and one hundred seventy two thousand dollars, respectively, in each of the employment agreements, for Mr. Baach and Mr. Gehring. Mr. Baach is Executive Vice President Sales and Mr. Gehring is Executive Vice President of U.S. Operations.